UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2014

FTE Networks, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State of incorporation)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

5495 Bryson Drive, Suite 423

Naples, FL 34109

(Address of principal executive offices, including zip code)

877-878-8136

(Registrant's telephone number, including area code)

Copies to:

Richard A. Friedman, Esq.

Henry Nisser, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2014, FTE Networks, Inc. through its operating subsidiaries Jus-Com Inc d/b/a FTE Network Services and Focus Fiber LLC (“Company”) entered into an exclusive Factoring Agreement (“agreement”) with AmeriFactors Financial Group, LLC (AmeriFactors). The one year agreement between the Company and AmeriFactors provides for AmeriFactors to purchase the Company’s qualified net accounts receivable. Under the terms of the agreement, the maximum amount of the Company’s accounts receivable outstanding shall not exceed $3 million dollars on any one day, but can be increased if mutually agreed upon by both parties. The Company’s accounts receivable will be purchased by AmeriFactors on a non-recourse basis. The agreement will automatically renew on May 12, 2015, unless proper notice of cancellation is given by either party. The foregoing description of the Factoring Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Factoring Agreement between FTE Networks, Inc and AmeriFactors Financial Group LLC dated May 12, 2014
99.1	Press Release of FTE Networks, Inc. dated May 16, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE Networks, Inc.

Dated: May 16, 2014	By:	/s/ Michael Palleschi
Name: Michael Palleschi
Title: Chief Executive Officer

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